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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------


                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): July 15, 1996 (June 20, 1996)

                           ESSEX PROPERTY TRUST, INC.
                          (Exact name of Registrant as
                            Specified in its Charter)

                                    MARYLAND
                          (State or Other Jurisdiction
                                of Incorporation)

                                     1-13106
                            (Commission File Number)

                                   77-0369576
                        (IRS Employer Identification No.)

                              777 CALIFORNIA AVENUE
                              PALO ALTO , CA 94304
                                 (415) 494-3700
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
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Item 5. OTHER EVENTS.

         Essex Property Trust, Inc. (the "Company") has entered into the following agreements: (i) a Stock Purchase Agreement dated as of June 20, 1996 as amended by Amendment No. 1 dated July 1, 1996 (as amended, the "Stock Purchase Agreement), among the Company and Tiger/Westbrook Real Estate Fund, L.P., a Delaware limited partnership and Tiger/Westbrook Real Estate Co-Investment Partnership, L.P., a Delaware limited partnership (Tiger/Westbrook Real Estate Fund, L.P. and Tiger/Westbrook Real Estate Co-Investment Partnership, L.P. are referred to herein collectively as "TW Equity"), (ii) a Registration Rights Agreement dated as of June 20, 1996, among the Company and TW Equity (the "Registration Rights Agreement"), (iii) a Loan Facility Agreement dated as of June 20, 1996 as amended by Amendment No. 1 dated July 1, 1996 (as amended, the "Loan Facility Agreement"), between the Company and T/W Essex Funding, L.L.C., a Delaware limited liability company and an affiliate of TW Equity ("TW Debt"), (iv) a Guarantee dated as of June 20, 1996, issued by Essex Portfolio, L.P. (the "Operating Partnership"), as to which the Company is general partner, in favor of the TW Debt, as reaffirmed by a Reaffirmation of Guarantee dated as of July 1, 1996 (as reaffirmed, the "Guarantee"), (v) a First Amendment to Investor Rights Agreement dated as of July 1, 1996 between George Marcus, The Marcus and Millichap Company and the Company (the "Investor Rights Amendment"), (vi) a financing letter dated as of July 1, 1996 among the Company, the Operating Partnership and TW Equity (the agreements listed in the foregoing clauses (i) through (vi) are referred to herein as the "Agreements"). In connection with the Stock Purchase Agreement, the Company has filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland and has amended its Bylaws.

         Subject to the terms and conditions of the Stock Purchase Agreement, the Company will sell to TW Equity up to 1.6 million shares (the "Shares") of the Company's 8.75% Convertible Preferred Stock, Series 1996A (the "Preferred Stock") for a purchase price of $25.00 per share (the "Transaction"), representing an aggregate investment of $40 million. The investment will be consummated in two phases: (i) the purchase by TW Equity of 340,000 Shares, for an aggregate purchase price of $8.5 million, paid in cash, which purchase was completed on July 1, 1996 ("Phase 1"); and (ii) the purchase by TW Equity of up to 1,260,000 additional Shares ("Phase 2"), the purchase price for which will be comprised of (A) exchanging $11.5 million, constituting the outstanding principal balance of a loan (the "Loan"), in the maximum principal amount of $31.5 million (the "Maximum Loan Principal Amount"), made on July 1, 1996 by TW Debt for Shares, and (B) utilizing funds otherwise comprising the remainder of the Maximum Loan Principal Amount to acquire the remaining Shares, as more fully described in the Stock Purchase Agreement and the Loan Facility Agreement. Completion of the investment is scheduled to occur on or prior to June 20, 1997.

         From and after June 20, 1997, 25% of the authorized 1.6 million shares of Preferred Stock shall become convertible into Common Stock. Thereafter, at the beginning of each next three-month period, an additional 25% of the authorized 1.6 million shares of Preferred Stock shall become convertible into Common Stock, provided that, in the case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, all outstanding shares of Preferred Stock shall, at the option of the holder thereof, become immediately convertible into Common Stock. The conversion price (the "Conversion Price") per share of Preferred Stock will initially be $21.875, subject to adjustment as more fully provided in the Articles Supplementary.

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         TW Equity's acquisition of 340,000 shares of Preferred Stock represents
5.8% of the outstanding shares of Common Stock on an as-converted basis (approximately 4.6% on a fully-diluted basis, based upon the number of partnership units in the Operating Partnership that may be exchanged for shares of Common Stock ("fully-diluted basis")). If TW Equity acquires all 1.6 million shares of Preferred Stock, as contemplated by the Transaction, and assuming no other changes in the outstanding Common Stock or Preferred Stock, TW Equity's Preferred Stock ownership will represent 22.6% of the outstanding shares of Common Stock on an as-converted basis (or 18.4% on a fully-diluted basis).

         The Transaction also involves a number of additional terms, as more fully described in the Agreements, including, without limitation: (i) the right of TW Equity and the other holders of Preferred Stock, if any, to nominate and elect, voting as a separate class, one director to the Board, and, under certain circumstances, to nominate and elect, voting as a separate class, additional directors to the Board; (ii) the grant to TW Equity of certain rights to information regarding the Company; (iii) limitations on the Company's ability to engage in certain transactions and corporate actions without the consent of TW Equity; (iv) provisions that restrict TW Equity from transferring the Shares except in accordance with applicable securities laws and subject to the ownership limits in the amended and restated Articles of Incorporation of the Company (the "Articles of Incorporation"); (v) the grant to TW Equity of certain additional rights to purchase, under certain circumstances, shares of the Company's capital stock in connection with future stock issuances by the Company; (vi) the grant to TW Equity of certain registration rights to enable TW Equity to resell the Shares to the public under certain conditions; and (viii) the right of TW Equity to purchase limited partnership interests in the Operating Company under certain circumstances in lieu of purchasing additional Shares.

         The Transaction will be subject to the vote of the Company's stockholders. The Company will also ask its stockholders to approve certain amendments to its Articles of Incorporation relating to (i) a change in the ownership limitation provision in the Articles of Incorporation to enable the completion of the Transaction and (ii) amendments to certain provisions in order to allow for a change in the composition of the Board of Directors in the event of a breach of certain protective provisions relating to the Preferred Stock.

         As more fully described in the Stock Purchase Agreement, the Company's and TW Equity's obligations to effect Phase 2 of the Transaction are subject to various mutual and unilateral conditions, including, without limitation, the following: (i) the Company's stockholders shall have approved the Transaction;
(ii) the Company's stockholders shall have approved certain proposed amendment to the Articles of Incorporation; (iii) the Company shall continue to qualify as a REIT for federal income tax purposes; (iv) there shall have been no change or circumstance that has had or would reasonable be expected to have a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole; and (v) various other customary conditions shall have been satisfied. Even if the stockholders do not approve the Transaction, the Company may still proceed to sell additional shares of Preferred Stock to TW Equity under the terms and conditions of the Stock Purchase Agreement.

         The foregoing description of the Transaction and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the exhibits which are attached hereto and incorporated by reference. A copy of the Company's press releases, dated July 1, 1996 and June 21,


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1996, related to the Transaction and to the transactions contemplated thereby are attached as Exhibits 99.1 and 99.2.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ESSEX PROPERTY TRUST, INC.


July 16 , 1996                         By: /s/ Mark J. Mikl
                                           ----------------
                                           Mark J. Mikl
                                           Controller


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                                  EXHIBIT INDEX

      EXHIBIT                                    DESCRIPTION
- ---------------------     ---------------------------------------------------------

        3.1                 Articles Supplementary of Essex Property Trust, Inc.
                            for the 8.75% Convertible Preferred Stock, Series
                            1996A

        3.2                 Amended and Restated Bylaws of Essex Property Trust,
                            Inc.

       10.1 Stock Purchase Agreement dated as of June 20, 1996 by and between Essex Property Trust, Inc. and Tiger/Westbrook Real Estate Fund, L.P. and
                            Tiger/Westbrook Real Estate Co-Investment
                            Partnership, L.P.

       10.2 Amendment No. 1 to Stock Purchase Agreement dated as of July 1, 1996 by and between Essex Property Trust,
                            Inc. and Tiger/Westbrook Real Estate Fund, L.P. and
                            Tiger/Westbrook Real Estate Co-Investment
                            Partnership, L.P.

       10.3                 First Amendment to Investor Rights Agreement dated
                            July 1, 1996 by and between George M. Marcus and The
                            Marcus Millichap Company

       10.4 Loan Facility Agreement dated as of June 20, 1996 among Essex Property Trust, Inc. and T/W Essex
                            Funding, L.L.C.

       10.5 Amendment No. 1 to Loan Facility Agreement dated as of July 1, 1996 by and between Essex Property Trust,
                            Inc. and T/W Essex Funding, L.L.C.

       10.6                 Guarantee dated as of June 20, 1996 of Essex
                            Portfolio, L.P. to T/W Essex Funding, L.L.C.

       10.7 Reaffirmation of Guarantee dated as of July 1, 1996 by Essex Portfolio, L.P.

       10.8                 Registration Rights Agreement, dated as of June 20,
                            1996

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
       10.9                 Letter Agreement, dated July 1, 1996, among Essex
                            Property Trust, Inc., Essex Portfolio, L.P.,
                            Tiger/Westbrook Real Estate Fund, L.P. and
                            Tiger/Westbrook Real Estate Co-Investment
                            Partnership, L.P.

       99.1                 Press Release, dated July 1, 1996

       99.2                 Press Release, dated June 21, 1996



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